SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2005

LEAP WIRELESS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29752	33-0811062

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

     Resignation Agreement with William M. Freeman. On February 24, 2005, Cricket Communications, Inc. (“Cricket”) and Leap Wireless International, Inc. (the “Company”) entered into a Resignation Agreement with William M. Freeman, under which Mr. Freeman resigned as the chief executive officer and as a director of the Company, Cricket and their domestic subsidiaries, effective as of February 25, 2005. This Resignation Agreement superseded the Executive Employment Agreement entered into by Cricket and Mr. Freeman as of May 24, 2004. Under the Resignation Agreement, Mr. Freeman will receive a severance payment of $1,000,000. Mr. Freeman also relinquished all rights to any stock options, restricted stock and deferred stock unit awards from the Company. Mr. Freeman has executed a general release as a condition to his receipt of the severance payment.

     Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson. Effective as of February 25, 2005, Cricket and the Company entered into an Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson in connection with Mr. Hutcheson’s appointment as chief executive officer of Cricket and the Company. The Amended and Restated Executive Employment Agreement amends, restates and supersedes the Executive Employment Agreement dated January 10, 2005, as amended, among Mr. Hutcheson, Cricket and the Company. Mr. Hutcheson’s term of employment under the Amended and Restated Executive Employment Agreement expires on December 31, 2008, unless extended by mutual agreement.

     Under the Amended and Restated Executive Employment Agreement, Mr. Hutcheson will receive an annual base salary of $350,000, subject to adjustment pursuant to periodic reviews by the Company’s Board of Directors, and an opportunity to earn an annual performance bonus. Mr. Hutcheson’s annual target performance bonus will be 80% of his base salary. The amount of any annual performance bonus will be determined in accordance with Cricket’s prevailing annual performance bonus practices that are used to determine annual performance bonuses for the senior executives of Cricket generally. In the event Mr. Hutcheson is employed by Cricket on December 31, 2008, then Mr. Hutcheson will receive the final installment of his 2008 annual performance bonus without regard to whether he is employed by Cricket on the date such final installments are paid to senior executives of Cricket. In addition, the Amended and Restated Executive Employment Agreement also specifies that Mr. Hutcheson is entitled to participate in all insurance and benefit plans generally available to Cricket’s executive officers. Mr. Hutcheson is also to receive a success bonus payment of $150,000 on the earlier to occur of September 30, 2005 (provided Mr. Hutcheson is still employed by Cricket on such date) and the date on which Mr. Hutcheson ceases to be employed by Cricket (other than as a result of a termination for cause).

     If, during the term of the Amended and Restated Executive Employment Agreement, all or substantially all of Cricket’s assets, or shares of stock of the Company or Cricket having 50% or more of the voting rights of the total outstanding stock of the Company or Cricket, as the case may be, are sold with the approval of or pursuant to the active solicitation of the Board of Directors of the Company or Cricket, as applicable, to a strategic investor, then if Mr. Hutcheson continues his employment with Cricket or its successor for two months following the closing of such sale, Cricket will pay to Mr. Hutcheson a stay bonus in a lump sum payment equal to his then-current monthly base salary for a period of 18 months.

     Under the terms of the Amended and Restated Executive Employment Agreement, if Mr. Hutcheson’s employment is terminated as a result of his discharge by Cricket without cause or if he resigns with good reason, he will be entitled to receive (1) a lump sum payment equal to his then-current monthly base salary for a period of nine months, (2) continued payment of his then-current base salary for a period of nine months, commencing nine months following his date of termination (which amounts will be reduced by any amounts received by Mr. Hutcheson from employment with a subsequent employer or for services as an independent contractor during such nine-month period), (3) if such termination or resignation occurs on or prior to December 31, 2005, a lump sum payment in an amount equal to the excess (if any) of his 2005 target performance bonus over any portion of his 2005 performance bonus already paid to him, and (4) if he elects continuation health coverage under COBRA, Cricket will pay the premiums for such continuation health coverage for a period of 18 months (or, if earlier, until he is eligible for comparable coverage with a subsequent employer). Mr. Hutcheson will be required to execute a general release as a condition to his receipt of any of these severance benefits.

     The agreement also provides that if Mr. Hutcheson’s employment is terminated by reason of his discharge without cause or his resignation for good reason, in each case within one year of a change in control, and he is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code as a result of any payments to him, then Cricket will pay him a “gross-up payment” equal to the sum of the excise tax and all federal, state and local income and employment taxes payable by him with respect to the gross-up payment. This gross-up payment will not exceed $1,000,000 and, if Mr. Hutcheson’s employment was terminated by reason of his resignation for good reason, such payment is conditioned on Mr. Hutcheson’s agreement to provide consulting services to Cricket or the Company for up to three days per month for up to a one-year period for a fee of $1,500 per day.

     If Mr. Hutcheson’s employment is terminated as a result of his discharge by Cricket for cause or if he resigns without good reason, he will be entitled only to his accrued base salary through the date of termination. If Mr. Hutcheson’s employment is terminated as a result of his death or disability, he will be entitled only to his accrued base salary through the date of death or termination, as applicable, and his pro rata share of his target performance bonus for the year in which his death or termination occurs.

     Effective January 5, 2005, the Compensation Committee granted Mr. Hutcheson non-qualified stock options to purchase 85,106 shares of the Company’s common stock at $26.55 per share under the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “2004 Plan”). Also effective January 5, 2005, the Compensation Committee conditionally granted Mr. Hutcheson restricted stock awards to purchase 90,000 shares of the Company’s common stock at $.0001 per share and deferred stock unit awards to purchase 30,000 shares of the Company’s common stock at $.0001 per share, subject to the filing by the Company of a Registration Statement on Form S-8 with respect to the 2004 Plan, which conditional grant is not effective until such filing takes place. Under the Amended and Restated Executive Employment Agreement, on February 24, 2005, Mr. Hutcheson was granted additional non-qualified stock options to purchase 75,901 shares of the Company’s common stock at $26.35 per share. Mr. Hutcheson also received a conditional grant of a restricted stock award to purchase 9,487 shares of the Company’s common stock at $.0001 per share, subject to the filing by the Company of a Registration Statement on Form S-8 with respect to the 2004 Plan, and which conditional grant is not effective until such filing takes place. The material terms of such awards are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2005, which is incorporated herein by reference, except that the additional stock options and restricted stock awards granted to Mr. Hutcheson on February 24, 2005 will vest with respect to up to 30% of the shares subject to such stock options and restricted stock awards upon the Company’s achievement of certain EBITDA and net customer addition targets for each of fiscal years 2005, 2006 and 2007 (in each case in approximately March of the following year). At least 20% of the stock options and restricted stock awards will vest following fiscal year 2006 if Mr. Hutcheson is an employee, consultant or director of the Company on December 31, 2005. The awards shall vest in their entirety on December 31, 2008, provided Mr. Hutcheson is an employee, director or consultant of the Company on such date.

     In addition, if Mr. Hutcheson’s employment is terminated by reason of discharge by Cricket other than for cause, or if he resigns for good reason, after February 28, 2006 (1) if Mr. Hutcheson agrees to provide consulting services to Cricket or the Company for up to five days per month for up to a one-year period for a fee of $1,500 per day, any remaining unvested shares subject to his stock options and restricted stock awards will vest and/or become exercisable on the last day of such one-year period, or (2) such remaining unvested shares subject to his stock options and restricted stock awards will vest and/or become exercisable on the third anniversary of the date of grant (for the January 5, 2005 awards) and on December 31, 2008 (for the February 24, 2005 awards). Mr. Hutcheson will be required to execute a general release as a condition to his receipt of the foregoing accelerated vesting.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Resignation of William M. Freeman as principal executive officer and director. Effective as of February 25, 2005, William M. Freeman resigned as chief executive officer and as a director of the Company, Cricket and their domestic subsidiaries.

     Appointment of S. Douglas Hutcheson as principal executive officer, president and director. On February 24, 2005, the Board of Directors of the Company appointed S. Douglas Hutcheson as chief executive officer and president of the Company, effective as of February 25, 2005. The information set forth in Item 1.01 above is incorporated into this Item 5.02 by reference. Also on February 24, 2005, the Board of Directors of the Company appointed Mr. Hutcheson as a director of the Company.

     Prior to this appointment, Mr. Hutcheson, 48, served as president and chief financial officer of the Company and Cricket since January 2005. Mr. Hutcheson previously served the Company and Cricket as executive vice president and chief financial officer since January 2004, senior vice president and chief financial officer since August 2002, as senior vice president, chief strategy officer from March 2002 to August 2002, as senior vice president, product development and strategic planning from July 2000 to March 2002, as senior vice president, business development from March 1999 to July 2000 and as vice president, business development from September 1998 to March 1999. From February 1995 to September 1998, Mr. Hutcheson served as vice president, marketing in the Wireless Infrastructure Division at Qualcomm Incorporated. Before joining Qualcomm, Mr. Hutcheson held operational and technical management positions at Solar Turbines, Inc. for 13 years. Mr. Hutcheson holds a B.S. in mechanical engineering from California State Polytechnic University and an M.B.A. from University of California, Irvine. Since the date of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 13, 2004, neither the Company nor any of its subsidiaries has entered into any transactions with Mr. Hutcheson of the sort described under Item 404(a) of Regulation S-K except for regular compensation in accordance with his employment agreement.

     Appointment of Dean Luvisa as acting principal financial officer. On February 24, 2005, the Board of Directors of the Company appointed Dean Luvisa as acting chief financial officer of the Company, effective as of February 25, 2005, replacing Mr. Hutcheson, the Company’s former chief financial officer. Mr. Luvisa continues to serve as vice president, finance and treasurer of the Company.

     Prior to this appointment, Mr. Luvisa, 43, served as vice president, finance and treasurer of the Company since 2002, and has served as vice president, finance since joining the Company in 1998. Prior to joining the Company, Mr. Luvisa was a director of project finance at Qualcomm Incorporated. Since the date of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 13, 2004, neither the Company nor any of its subsidiaries has entered into any transactions with Mr. Luvisa of the sort described under Item 404(a) of Regulation S-K except for regular compensation in connection with his employment by Cricket.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: March 2, 2005	By	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel